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Void After 5:00 p.m.,                            Warrant to Purchase 90,000
Eastern Standard Time                            Shares (Subject to Adjustment)
December 9, 2003


                    ACCENT SOFTWARE INTERNATIONAL LTD.
                   WARRANT TO PURCHASE ORDINARY SHARES


     Accent Software International Ltd. (the "Company"), a corporation organized and operating under the laws of the State of Israel, hereby certifies that, for value received, ROBERT J. LAIKIN (the "Holder") is entitled to purchase from the Company at any time before 5:00 p.m., Eastern Standard Time, on December 9, 2003, 90,000 shares of the Company's ordinary shares with a nominal value of NIS .01, subject to the conditions of this Warrant and to adjustment as hereinafter provided, at a price of $7.00 per share (the "Warrant Price"), subject to adjustment as hereinafter provided. In the event the aforesaid expiration date of the Warrant falls on a Saturday or Sunday, or on a legal holiday on which the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Exchange is closed, then the Warrant shall expire at 5:00 p.m. Eastern Standard Time on the next succeeding business day.

SECTION 1. VESTING SCHEDULE. This Warrant shall vest and be exercisable as follows:

     (a) The Holder may exercise up to 45,000 warrants at any time after the date hereof;

     (b) The Holder may exercise up to 45,000 warrants (in addition to the 45,000 warrants referred to in subparagraph (a), above) at any time after December 9, 1997, provided that on September 30, 1997, his services as a consultant to the Company and its related companies were still being utilized.

SECTION 2. METHOD OF EXERCISE. Subject to the foregoing, the Warrants may be exercised by the Holder as to the whole or any part of the ordinary shares covered hereby by surrender of the Warrant at the principal office of the Company, with the Cash Purchase Form attached hereto duly executed and upon payment to the Company of the Warrant Price for the ordinary shares to be purchased in cash or by certified check or bank draft. Thereupon, this Warrant shall be deemed to have been exercised and the person exercising the same to have become a holder of record of ordinary shares purchased hereunder for all purposes, and certificates for the appropriate number of fully paid and non-assessable shares so purchased shall be delivered to the Purchaser within a reasonable time thereafter. If the Warrant shall be exercised in respect of a part only of the shares of ordinary shares covered hereby, the Holder shall be entitled to receive a similar Warrant of like tenor and date covering the number of ordinary shares in respect of which this Warrant shall not have been exercised.

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SECTION 3. TRANSFERS AND EXCHANGES. If permitted by the provisions of Section
10, the Company shall transfer, from time to time, any outstanding Warrant upon the books to be maintained for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by a written assignment of such Warrant substantially in the form attached hereto duly executed by the Holder or his agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such a transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

SECTION 4. REGISTRATION RIGHTS. PIGGYBACK REGISTRATION RIGHTS. This Warrant and the ordinary shares issuable upon exercise hereof are not and, except as provided herein, will not be registered under the Securities Act of 1933 (the "Act") or state securities laws. The Holder, by acceptance hereof, and with reference to the Warrant and the ordinary shares issuable upon exercise of the Warrant, represents and warrants that:

     (a) The Holder is acquiring such securities for the Holder's own account for investment and not with the view to or in connection with any offering or distribution, and the Holder has no present intention of selling or otherwise disposing of such securities.

     (b) The Holder is not acquiring such securities for resale or other disposition upon the occurrence or nonoccurrence of some predetermined event or circumstance such as, for example, after holding them for any specific period to realize long-term capital gains, or upon any price rise, or upon any price decline or for a fixed or determined period in the future.

     (c) Notwithstanding anything to the contrary herein, the Holder will not sell, assign or transfer for value this Warrant or the shares of ordinary shares issuable upon exercise hereof except pursuant to registration under the Act or receipt of an opinion of counsel satisfactory to the Company that registration under the Act is not required, and the Company may place a legend on this Warrant and on any certificates for such shares acknowledging the foregoing restrictions.

If the Company proposes (whether or not for its own account) to register any of its securities under the Securities Act of 1933 (the "Securities Act") (other than on Form Form S-4), the Company shall give written notice to the Holder of its intention to effect such a registration not later than 30 days prior to the anticipated date of filing with the Securities and Exchange Commission ("SEC") of a registration statement, which notice shall offer the Holder the opportunity, with the approval of the Company's managing underwriter or underwriters, if any, to include in such registration statement any of the ordinary shares underlying this Warrant the Holder may request to register ("Piggyback Registration"). Any entitlement to a Piggyback Registration as set forth in this Warrnat shall be applicable only to the ordinary shares underlying this Warrant, rather to this Warrant itself.

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Subject to the provisions of this Agreement, the Company will use its reasonable business efforts to cause all the ordinary shares for which the Holder requested the registration to be registered under the Securities Act to the extent required to permit the disposition by the Holder of such shares; provided that if such registration shall be in connection with an underwritten public offering and if the managing underwriter or underwriters shall advise the Company in writing that in their opinion the amount of securities requested to be included in such registration pursuant to this section and pursuant to any other rights granted by the Company to holders of its securities to request inclusion of any such securities in such registration exceeds the number of securities which can be sold in the offering without materially adversely affecting the offering price, the Company may first include in such registration all securities the Company proposes to sell, and the Holder shall accept a reduction (including a total elimination) in the number of shares to be included in such registration. Nothing in this section shall limit the Company's ability to withdraw a registration statement it has filed either before or after effectiveness.

SECTION 5. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 4 to use reasonable business efforts to effect the registration of any of the ordinary shares underlying this Warrant under the Securities Act, the Company will as expeditiously as reasonably possible and at its expense:

          (a) prepare and file with the SEC a registration statement with respect to such shares and use reasonable business efforts to cause such registration statement to become and remain effective for the period of time required for the disposition of such shares as contemplated thereby, not to exceed six months (the "Disposition Period");

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Disposition Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such registration statement in accordance with the method of disposition set forth in such registration statement for such period;

          (c) furnish to the Holder and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Shares covered by such registration statement;

          (d) use reasonable business efforts to register or qualify the shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the managing underwriter shall reasonably request and to take all necessary action to keep such registration or qualification effective as required by this section; provided that the Company shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would not otherwise be required to be so qualified or to take any action which would subject it to general service of process in any such jurisdictions in which it is not then so subject;

          (e) during the Disposition Period immediately notify in writing the Holder and each underwriter of the happening of any event as result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (in which case, the Company shall promptly prepare and file with the SEC and provide the Holder with revised or supplemental prospectuses and if so requested by the Company in writing, the Holder shall promptly take action to cease making any offers of the shares until receipt and distribution of such revised supplemental prospectuses).

In connection with any registration hereunder, the Holder of this Warrant shall furnish promptly to the Company in writing such information (together with such supplements as may be necessary from time to time) with respect to himself and the proposed disposition as shall be reasonably necessary in order to ensure compliance with federal and applicable state securities laws.

SECTION 6. ADJUSTMENT OF WARRANT PRICE. The Warrant Price and the number of ordinary shares subject to being purchased pursuant to this Warrant shall be subject to adjustment from time to time as follows:

     (a) In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall issue any ordinary shares as a share dividend or subdivide the number of outstanding ordinary shares into a greater number of shares, then, in either of such cases, the purchase price per share of the ordinary shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of shares at the time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding ordinary shares by combining such shares into a smaller number of shares, then, in such case, the purchase price per ordinary share purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased, and the number of shares at that time purchasable pursuant to this Warrant shall be proportionately decreased. If the Company, at any time during the life of this Warrant, shall declare a dividend payable in cash on its ordinary shares, and shall at substantially the same time offer to its shareholders the right to purchase new ordinary shares from the proceeds of such dividend or for an amount substantially equal to the dividend, all ordinary shares so issued shall, for purposes of this Warrant, be deemed to have been issued as a share dividend. Any dividends paid or distributed upon ordinary shares in shares of any other class or securities convertible into ordinary shares shall be treated as a dividend paid in ordinary shares to the extent that ordinary shares are issuable upon the conversion thereof.

     (b) In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall be recapitalized by reclassifying its outstanding ordinary shares into shares of a different par value, or the Company shall merge into or consolidate with another corporation or shall sell all or substantially all of its or any of its successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation"), the Holder shall thereafter have the right to purchase, upon the basis and on the terms and conditions and during the time specified in this Warrant in lieu of the ordinary shares of the Company theretofore purchasable upon the exercise of this Warrant, such shares, securities, or assets as may be issued or payable with respect to, or in exchange for, the ordinary shares of the Company theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger, or conveyance not taken place; and in any such event, the rights of the Holder to an adjustment in the number of ordinary shares purchased upon the exercise of this Warrant as herein provided shall continue and be preserved in respect of any shares, securities, or assets which the Holder becomes entitled to purchase.

     (c) If the Company shall set a record date with respect to its ordinary shares or shall propose to give notice to or take a vote of the holders of its ordinary shares for any of the purposes set forth in paragraphs
     (a) or (b) above, the Company shall give notice to the Holder at least thirty (30) days prior to any such action to be taken. Such notice shall specify the date or expected date, if any is to be fixed, as of which holders of ordinary shares of record shall be entitled to participate in any such action.

     (d) In case the Company at any time while this Warrant remains unexpired and unexercised shall sell all or substantially all of its property or dissolve, liquidate, or wind-up its affairs, the Holder may thereafter receive upon exercise hereof in lieu of each ordinary share of the Company which it would have been entitled to receive, the same kind and amount of any securities or assets which may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding-up in respect of each ordinary share of the Company.

SECTION 7. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of ordinary shares issuable upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of any ordinary

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share certificates in a name other than that of the Holder in respect of which such shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for ordinary shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid or that such person has an exemption from the payment of such tax.

SECTION 8. RESERVATION OF ORDINARY SHARES. There have been reserved, and the Company shall at all times keep reserved out of the authorized and unissued ordinary shares, a number of ordinary shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all ordinary shares issued upon exercise of this Warrant shall be, at the time of delivery of the certificates of such shares, validly issued and outstanding, fully paid and non assessable and listed on any national securities exchange upon which the other ordinary shares of the Company are then listed. All warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Company, and such canceled warrants shall constitute sufficient evidence of the exercise of such warrants. Promptly after the expiration of this Warrant, the Company shall certify the total aggregate number of warrants then outstanding, and thereafter no ordinary shares shall be subject to reservation in respect of such Warrant which has expired.

SECTION 9. FRACTIONAL INTEREST. The Warrant may only be exercised to purchase full ordinary shares and the Company shall not be required to issue fractions of ordinary shares on the exercise of the Warrant. However, if the Holder exercised all warrants then owned or record by him and such exercise would result in the issuance of a fractional share, the Company will pay to the Holder, in lieu of the issuance of any fractional share otherwise issuable, an amount of cash based on the market value of the ordinary shares of the Company on the last trading day prior to the exercise date.

SECTION 10. RESTRICTIONS ON TRANSFERABILITY. This Warrant shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 10, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the transfer of any Warrant. The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 10.

     (a) Except as otherwise provided in this Section 10, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act, the rules and regulations thereunder or the provisions of this Warrant."

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     (b) Notwithstanding the foregoing provision of this Section 10, the restrictions imposed by this Section 10 upon the transferability of the Warrant and the legend requirements of the subsection (a) hereof shall terminate as to any particular Warrant (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto; or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such securities may be transferred without registration thereof under the Securities Act. Whenever the restrictions on this Warrant shall terminate, as hereinabove provided, the Holder shall be entitled to receive from the Company a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

          "THE RESTRICTIONS ON THE TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTION 11 HEREOF TERMINATED ____________________, ______, AND ARE OF NO FURTHER FORCE AND EFFECT.

All warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon.

SECTION 11. NOTICES. Any notice pursuant to this Warrant to be given by the Holder shall be sufficiently given if sent by registered mail, return receipt requested, postage prepaid, addressed as follows:

          Accent Software International Ltd.
          28 Pierre Koenig Street
          Jerusalem 91503 Israel

          Attention: Robert Trachtenberg
          Vice President & General Counsel

Any notice pursuant to this Agreement to be given by the Company to the Holder shall be sufficiently given if sent by registered mail, return receipt requested, postage prepaid, addressed as follows:

          Robert J. Laikin
          Brightpoint, Inc.
          6402 Corporate Drive
          Indianapolis, Indiana 46278

SECTION 12. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrant and which shall not adversely affect the interest of the Holder.

SECTION 13. GOVERNING LAW AND JURISDICTION. This Warrant shall be deemed to be a contract made under the laws of he State of New York and shall be construed in accordance with the laws of State of New York applicable to agreements to be performed wholly within State of New York. Any dispute arising from this Warrant shall be resolved in the appropriate state or federal court in New York County and the parties hereto consent to the personal jurisdiction of such court.

SECTION 18. BENEFITS OF THIS WARRANT. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant; but this Warrant shall be for the sole and exclusive benefit of the Company and the Holder. Notwithstanding the foregoing, this Warrant shall not entitle the Holder to any rights as a shareholder of the Company.

SECTION 19. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holder shall bind an inure to the benefit of their respective successors and assigns hereunder.

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date written below.

Dated: December 9, 1996
      --------------------

                                       ACCENT SOFTWARE INTERNATIONAL LTD.


                                       By
                                          -----------------------------------
                                       Its
                                           ----------------------------------
Attest:

---------------------------------------
Secretary

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TO:
    --------------------------------------------------

    PURCHASE FORM --    To be executed by the Holder in Order to Exercise the
                              Warrant.

The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash, ____________________ of the shares issuable upon the exercise of such Warrant, and requests that certificates for such shares shall be issued in the name of:

                                       --------------------------------
Please insert social security                              (Name)
or other identifying number
or Holder of
certificate (                   )
             -------------------
                                       --------------------------------
                                                           (Address)


                                       --------------------------------
                                                           (Signature)


                                       --------------------------------
                                                           (Signature)

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    ASSIGNMENT FORM --  To be Executed By the Holder in Order to Transfer the
                        Warrant.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers ______ of the Warrants represented by the attached Warrant unto
_____________________________________________________________________ (Please
print or typewrite name and address including postal zip code OF ASSIGNEE)

(Social Security or other identifying number of assignee:
_____________________) and does irrevocably constitute and appoint
______________________________________________ attorney to transfer the
Warrant Certificate on the records of the Company with full power of substitution in the premises.

Date:                        , 19   .
      -----------------------    ---

                   Signature(s)
                               ---------------------------------

    NOTICE -- The signature(s) to the Purchase Form or the Assignment Form must correspond to the name as written upon the face of the Warrant Certificate in every particular without alteration or enlargement or any change whatsoever.